UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2023

Intercept Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

305 Madison Avenue, Morristown, NJ 07960

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ICPT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 24, 2023, Intercept Pharmaceuticals, Inc. (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with Cowen and Company, LLC (“Cowen”) with respect to an at the market offering program, under which the Company may, from time to time in its sole discretion, issue and sell through Cowen shares of the Company's common stock (the “Common Shares”).

The issuance and sale, if any, of the Common Shares by the Company under the Sales Agreement will be made pursuant to a prospectus supplement, dated March 24, 2023, to the Company’s registration statement on Form S-3ASR, originally filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2023, which became effective immediately upon filing. The prospectus supplement is for up to $100.0 million of Common Shares. The Sales Agreement also contemplates the possibility of subsequent prospectus supplements for additional amounts.

Pursuant to the Sales Agreement, Cowen may sell the Common Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). Cowen will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Common Shares from time to time, based upon instructions from the Company (including any price or size limits or other customary parameters or conditions the Company may impose).

The Company will pay Cowen a commission of up to 3.0% of the gross sales proceeds of any Common Shares sold through Cowen under the Sales Agreement.

The Company is not obligated to make any sales of Common Shares under the Sales Agreement. The offering of Common Shares pursuant to the Sales Agreement will terminate upon the earlier to occur of (i) the issuance and sale, through Cowen, of all Common Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement in accordance with its terms.

The Sales Agreement contains representations, warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify Cowen against certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal opinion of DLA Piper LLP (US) as to the legality of the Common Shares is being filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 8.01	Other Events.

In light of the Company’s current financial resources, the Company does not currently intend to issue or sell Common Shares under the Sales Agreement at this time, however, the Company may issue and sell Common Shares under the Sales Agreement from time to time as will be reported in the Company’s periodic reports to be filed with the SEC.

This Current Report on Form 8-K contains forward-looking statements (“FLS”), including regarding the Company’s intent to use the Sales Agreement. Important factors could cause actual results to differ materially from the FLS, including changes to the Company’s financial situation and resources, or financial and strategic planning and decision-making. Risk factors that could affect these factors are discussed in more detail under “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 2, 2023.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Sales Agreement dated March 24, 2023.
5.1	Opinion of DLA Piper LLP (US).
23.1	Consent of DLA Piper LLP (US) (contained in Exhibit 5.1).
104	Cover Page Interactive Data File - the cover page interactive date file does not appear in the Interactive Date File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Andrew Saik
Name:	Andrew Saik
Title:	Chief Financial Officer

Date: March 24, 2023